Exhibit 99.2

PRECISION INDUSTRIES, INC. AND AFFILIATES

Unaudited Condensed Consolidated Financial Statements

Table of Contents

FINANCIAL INFORMATION
Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of June 25, 2007 (unaudited) and December 27, 2006
Condensed Consolidated Statements of Income for the Six Months Ended June 25, 2007 and June 23, 2006, (unaudited)
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 25, 2007 and June 23, 2006, (unaudited)
Notes to Condensed Consolidated Financial Statements (unaudited)

PRECISION INDUSTRIES, INC. AND AFFILIATES Condensed Consolidated Balance Sheets June 25, 2007 (unaudited) and December 27, 2006
Assets	June 25, 2007	December 27, 2006
Current assets:
Cash and cash equivalents	$318,341	572,753
Accounts receivable, net of allowance for doubtful accounts
of $248,295 at June 25, 2007 and December 27, 2006, respectively	25,705,361	27,269,380
Other receivables	1,431,230	2,768,889
Inventories	40,195,702	43,839,363
Prepaid expenses	1,356,402	798,737
Total current assets	69,007,036	75,249,122
Property, plant, and equipment, net	15,741,605	15,775,023
Other assets	6,624,831	4,875,406
Total assets	$91,373,472	95,899,551
Liabilities and Stockholder’s Equity
Current liabilities:
Current maturities of long-term debt	$1,718,202	1,478,202
Trade accounts payable	23,177,264	26,977,881
Cash overdraft	1,133,311	2,824,680
Accrued liabilities	984,893	1,095,447
Payroll and related withholding taxes	1,649,785	1,771,247
Total current liabilities	28,663,455	34,147,457
Long-term debt, excluding current maturities	55,735,117	57,156,850
Total liabilities	84,398,572	91,304,307
Stockholder’s equity:
Class A common stock, $100 par value, 1,500 shares authorized; 1,158 and 1,166 shares issued at June 25, 2007 and December 27, 2006 respectively	115,800	116,600
Class B common stock, $100 par value, 500 shares authorized; 160 and 152 shares issued at June 25, 2007 and December 27, 2006, respectively	16,000	15,200
Paid-in capital	203,399	203,399
Retained earnings	13,135,791	10,756,135
	13,470,990	11,091,334
Treasury stock (686 shares), at cost	(2,300,000)	(2,300,000)

Class B common stock held by affiliates (69 shares), at cost	(4,196,090)	(4,196,090)
Total stockholders’ equity	6,974,900	4,595,244
Total liabilities and stockholders’ equity	$91,373,472	95,899,551
See accompanying notes to unaudited condensed consolidated financial statements.

PRECISION INDUSTRIES, INC. AND AFFILIATES Condensed Consolidated Statements of Income Six months ended June 25, 2007 and June 23, 2006 (unaudited)
	2007	2006
Net revenues:
Distribution revenue	$36,895,474	36,045,291
Contracted custom solutions revenue	41,466,876	44,939,408
Supply chain management revenues/fees	59,860,571	68,813,329
Rental revenues	22,864	22,864
Total net revenues	138,245,785	149,820,892
Cost of sales	104,502,591	113,732,650
Gross profit	33,743,194	36,088,242
Selling, general, and administrative expenses	28,668,753	31,503,066
Operating income	5,074,441	4,585,176
Other income (expenses):
Interest income	14,354	77,757
Interest expense	(2,236,623)	(1,874,182)
Total other expenses	(2,222,269)	(1,796,425)
Income before minority interest	2,852,172	2,788,751
Minority interest in (income) loss of consolidated affiliates	27,484	(139,217)
Net income	$2,879,656	2,649,534
See accompanying notes to unaudited condensed consolidated financial statements.

PRECISION INDUSTRIES, INC. AND AFFILIATES Condensed Consolidated Statements of Cash Flows Six months ended June 25, 2007 and June 23, 2006 (unaudited)
	2007	2006
Cash flows from operating activities:
Net income	$2,879,656	2,649,534
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on sale of property, plant, and equipment	(17,724)	(7,820)
Depreciation and amortization	1,660,643	1,514,006
Minority interest in income (loss) of consolidated affiliates	(27,484)	139,217
Changes in assets and current liabilities:
Decrease (increase) in:
Accounts receivable	1,564,019	(3,354,553)
Other receivables	1,337,659	(386,267)
Inventories	3,643,661	(2,688,783)
Prepaid expenses	(557,665)	(1,195,391)
Other assets	(1,671,941)	895,018
Increase (decrease) in:
Trade accounts payable	(3,800,617)	1,559,413
Accrued liabilities	(110,555)	148,084
Payroll and related withholding taxes	(121,461)	(65,447)
Net cash provided by (used in) operating activities	4,778,191	(792,989)
Cash flows from investing activities:
Proceeds from sales of property, plant, and equipment	18,934	15,734
Additions to property, plant, and equipment	(1,628,435)	(1,828,342)
Net cash used in investing activities	(1,609,501)	(1,812,608)
Cash flows from financing activities:
Distribution to stockholder	(500,000)	(3,525,000)
Debt issuance costs	(50,000)	(35,550)
Increase (decrease) in cash overdraft	(1,691,369)	2,078,838
Net borrowings (payments) under revolving line of credit	(1,504,650)	3,646,160
Proceeds from long-term borrowings	1,230,104	1,500,000
Payments on long-term borrowings	(907,187)	(872,960)
Net cash (used in) provided by financing activities	(3,423,102)	2,791,488
Net increase (decrease) in cash and cash equivalents	(254,412)	185,891
Cash and cash equivalents at beginning of period	572,753	334,294
Cash and cash equivalents at end of period	$318,341	520,185
Supplemental disclosure of cash paid for:
Interest	$2,390,902	2,458,044
Income taxes	106,200	85,120
See accompanying notes to unaudited condensed consolidated financial statements.

PRECISION INDUSTRIES, INC. AND AFFILIATES

Notes to Unaudited Condensed Consolidated Financial Statements

(unaudited)

(1)           Summary of Significant Accounting Policies

(a)  Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information pursuant to rules and regulations of the Securities and Exchange Commission (SEC). The condensed consolidated balance sheet as of December 27, 2006 has been derived from the audited consolidated financial statements at that date. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position of Precision Industries, Inc. as of June 25, 2007, and the results of operations and cash flows for the six month periods ended June 25, 2007 and June 23, 2006, have been included. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to SEC rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited financial statements included elsewhere in this Form 8-K/A.

Operating results for the six month period ended June 25, 2007 are not necessarily indicative of the results that may be expected for the remainder of the fiscal year.

(b)	Description of Business

Precision Industries, Inc. and affiliates (collectively, Precision or the Company) engages in the distribution, contracted custom solutions, and supply chain management of industrial maintenance, repair, and operating (MRO) products. Precision’s contracted custom solutions cover procurement programs customized to requirements of the individual client/partner. Precision’s supply chain management programs cover all facets of total supply chain management as requested by the customer.

(2)	Long-term Debt

Long-term debt consists of the following:
Description	Entity	June 25, 2007	December 27, 2006
Revolving line of credit, secured by inventory and accounts receivable	Precision	$45,075,124	46,579,774
Variable-rate notes payable to GE Capital, principal and
interest payments totaling $16,556 due monthly, maturity
dates ranging from October 2011 through June 2012,
secured by buildings and improvements	Precision	2,083,164	2,119,770
Variable-rate notes payable to GE Capital, principal and
interest payments totaling $77,140 due monthly, maturity
dates ranging from October 2009 through June 2019,
secured by buildings and improvements	VIEs	3,692,166	3,815,136
Nonrecourse notes to former members, principal and
interest payments totaling $475,000, due annually
through May 2013	VIEs	2,287,069	2,679,374
Variable-rate note payable to stockholder, due $15,312
monthly, including interest through April 2012, (fixed
rate of 7.03% at June 25, 2007) secured by a
Westwind airplane	VIEs	1,660,499	1,689,223
Variable-rate note payable to bank, due $3,736 monthly,
including interest through May 31, 2015 (6.63% at
June 25, 2007, based on 5-year Federal Home Loan
Bank rate plus 2.15%), secured by buildings
and improvements	Precision	466,495	473,184
Note payable to GE Capital, principal and interest payment
of $46,802 due monthly through January 2009, secured by
equipment	Precision	835,001	1,078,417
Note payable to GE Capital, principal and interest payment
of $29,742 due monthly through April 2011, secured by
vehicles	Precision	1,163,627	—
Variable-rate notes payable to banks, principal and interest payments totaling $5,705 due monthly, maturity dates
ranging from June 2007 through November 2016	VIEs	101,326	111,326
Variable-rate note payable to bank, monthly interest
payments and annual principal payments of $90,000 due
through July 2007	VIEs	88,848	88,848
Total long-term debt		57,453,319	58,635,052
Less current maturities of long-term debt		1,718,202	1,478,202
Long-term debt, excluding current maturities		$55,735,117	57,156,850

Maturities of the long-term debt are as follows:
	Precision	VIEs	Total
Year ending:
2008	$829,820	888,382	1,718,202
2009	897,067	570,871	1,467,938
2010	633,146	1,596,202	2,229,348
2011	433,455	529,088	962,543
2012	45,369,743	2,790,822	48,160,565
Thereafter	1,460,180	1,454,543	2,914,723
	$49,623,411	7,829,908	57,453,319

Precision has a $62,000,000 revolving line of credit with an agent bank and two participating banks. The line of credit requires Precision to pay interest at LIBOR plus 2.75% (7.60% as of June 25, 2007) based on Precision’s fixed charge coverage ratio (1.33% at June 25, 2007) through the December 29, 2011 maturity date. The amount available under the revolving line of credit is based on eligible accounts receivable and inventory. Total availability exceeded borrowings by approximately $4,521,000 as of June 25, 2007.

(3)	Related-Party Transactions

The Company advances funds to related parties and officers/employees. Due from related parties and officers/employees totaled $1,270,421 and $1,238,034 at June 25, 2007 and December 27, 2006, respectively. The balance due at June 25, 2007 and December 27, 2006 consisted of $256,444 and $421,939 due to Precision and $1,013,977 and $816,095 due to VIEs, respectively. These receivables are recorded in other assets at June 25, 2007 and December 27, 2006. The Company recorded interest income on the advances totaling $14,354 for the six months ended June 25, 2007 and $77,757 for the six months ended June 23, 2006. Interest receivable from related parties of $80,395 and $66,041 are recorded in other receivables at June 25, 2007 and December 27, 2006, respectively.

(4)	Variable Interest Entities

The effect on the Company’s consolidated balance sheets from the consolidation of the VIEs as of June 25, 2007 and December 27, 2006 is an increase in assets of $3,703,451 and $2,755,782 and an increase in liabilities of $7,899,541 and $8,453,540, respectively. With the consolidation of the VIEs, $1,529,152 and $1,501,668 of unallocated accumulated deficits has been added to other assets on the consolidated balance sheets as of June 25, 2007 and December 27, 2006, respectively. The VIEs are obligated to fund the unallocated accumulated deficit to Precision. Management believes the primary funding of this obligation would come from unrealized appreciation of assets held by the VIEs.

(5)	Comprehensive Income

The Company’s comprehensive income consists of net income and changes in fair value of a cash flow hedge, which was terminated in August 2006, as shown below.

	June 25, 2007	June 23, 2006
Net income	$2,879,656	2,649,534
Change in fair value of cash flow hedge	—	116,673
Comprehensive income	$2,879,656	2,766,207

(6)	Subsequent event

On September 10, 2007, the stockholders of the Company sold all outstanding common stock of Precision Industries, Inc. under terms of a stock purchase agreement dated August 19, 2007.